SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2007

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

        New York    13-3131650

(State or other jurisdiction of

I.R.S. Employer

incorporation or organization)

Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition.

On May 1, 2007, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing the Company’s results for the first quarter ended March 31, 2007.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1 Press Release dated May 1, 2007

Limitation on Incorporation by Reference

In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated: May 2, 2007

By:       /s/ DAVID P. EDELMAN

Name:  David P. Edelman

Title:    Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated May 1, 2007

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

--Kenneth Cole Productions, Inc. Announces First Quarter Results--

-- Operating Income Increases 18.7% to $4.3 million Versus Year-ago $3.7 Million --

-- Earnings Per Share Increase to $0.17 versus $0.15 in Year-Ago Quarter --

-- Company Declares Quarterly Dividend of  $0.18 per share –

New York, New York, May 1, 2007 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the first quarter ended March 31, 2007.  The Company’s first quarter net revenues were $129.3 million, an increase of 5.5% versus the year ago level of $122.6 million.  Operating income in the quarter increased by 18.7% to $4.3 million versus $3.7 million in last year’s first quarter.  First quarter earnings per fully-diluted share were $0.17 versus the year-ago first quarter earnings of $0.15 per share.

First quarter wholesale revenues were $82.9 million, up 9.3% versus the prior year’s level of $75.9 million.  The year-ago period was negatively affected, as the Company has previously noted, by approximately $7 million of delayed shipments, due to the start-up of a new distribution facility.

 Consumer direct revenues for the first quarter increased 1.6% to $36.9 million versus $36.3 million in the same quarter last year, with a comparable store sales decline of 1.5% versus the year-ago quarter.  Licensing revenue for the first quarter decreased by 8.7% to $9.5 million versus $10.4 million in the same quarter of the prior year due to a previously announced change in the men’s sportswear license.

Gross margin for the first quarter was 40.6%, versus the year-ago level of 41.9%, due to slightly lower wholesale margins as well as the shift in mix toward wholesale.  SG&A expense as a percent of sales for the first quarter was 37.3% of sales versus 38.9% in the year-ago quarter.

The Company’s consolidated inventories decreased 13.0% to $46.7 million on March 31, 2006 versus the year-ago level of $53.7 million, in part reflecting the wholesale shipping timing issue from the year-ago period.  Consumer direct inventories decreased 13.8% to $21.9 million from $25.4 million in the prior year, while wholesale inventories decreased 12.3% to $24.8 million from $28.3 million last year.  The Company is comfortable with the level and content of its inventories.

The Company also announced today that it will assume control of  its men’s collection sportswear business and plans to commence shipments beginning with the Spring 2008 season.  The collection will be marketed under the Kenneth Cole New York brand and will incorporate a wider range of price points than previously available under that label. This effort is expected to require approximately $7 million of normal operating costs, which are incremental in fiscal 2007, during which the Company expects to record few, if any, revenues associated with the business.

Chairman and Chief Executive Officer Kenneth Cole said, “We are enthusiastic about men’s collection sportswear.  This is a unique opportunity to take control of an existing, developed, yet under-penetrated business with significant growth opportunities.  It is also an opportunity to further enhance and evolve a classification of product paramount to the overall stature of each of our brands.”

Mr. Cole continued, “We are confident that our new collection will excite both retailers and consumers.  The launch will coincide with our company’s 25th Anniversary, which will be promoted with the largest marketing campaign in our company’s history.   At the same time, we are pleased by the ongoing performance and acceptance of the Reaction brand.  We are confident that Reaction, which continues to represent the largest portion of our business at retail, will benefit from this initiative.”

Also today, the Company issued financial guidance for the second fiscal quarter; the Company expects to report net revenues of approximately $120 million and earnings per fully diluted share in the range of $0.14 to $0.16.

The Company announced today that its board of directors had authorized its quarterly dividend of $0.18 per share.  The dividend is payable on June 14, 2007 to shareholders of record as of May 24, 2007.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the registered trademarks KENNETH COLE NEW YORK, KENNETH COLE REACTION, UNLISTED and TRIBECA as well as footwear under the proprietary trademark GENTLE SOULS and under the licensed trademark BONGO. The company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel, as well as fragrances, timepieces, eyewear, housewares, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce. Further information can be found at http://www.kennethcole.com.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Kenneth Cole Productions, Inc.

Quarter Ended

(In thousands, except

(Unaudited)

 share amounts)

3/31/07                           3/31/06

Net sales	$ 119,868	$ 112,201

Licensing and other revenue	9,470	10,374

Net revenue	$ 129,338	$ 122,575

Gross profit	52,554	51,297

Selling, gen’l & administrative	48,221	47,647

Operating income	4,333	3,650

Interest income	1,261	1,252

Income before taxes	5,594	4,902

Income tax expense	2,154	1,838

Net income	$ 3,440	$ 3,064

Net income per share: Basic	$ .17	$ .15

Net income per share: Diluted	$ .17	$ .15

Average shares outstanding: Basic	20,079,000	20,109,000

Average shares outstanding: Diluted	20,393,000	20,422,000

Balance Sheet Data:	3/31/07 3/31/06
Cash & Marketable Securities	$ 104,992	$ 114,942
Due from Factor/Accounts Receivable	65,635	59,618
Inventory	46,736	53,715
Total Assets	363,354	345,952
Working Capital	175,030	186,795
Accounts Payable	29,723	33,387
Long-term Debt	0	0
Total Shareholders’ Equity	262,167	247,150

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